EXHIBIT 99.1

CONTACT:  JOSEPH MACNOW

                     (201) 587-1000

210 Route 4 East

Paramus, NJ 07652

FOR IMMEDIATE RELEASE – July 30, 2010

Vornado Announces 26.2% Equity Investment in LNR Property Corporation

PARAMUS, NEW JERSEY.….Vornado Realty Trust (NYSE:VNO) announced today that, as part of  LNR Property Corporation’s (“LNR”) recapitalization, it has acquired a 26.2% equity interest in LNR for a new investment of $116 million in cash and conversion into equity of its $15 million mezzanine loan (current carrying amount) made to LNR’s parent.  The recapitalization involved an infusion of a total of $417 million in new cash equity and the reduction of LNR’s total debt to $425 million from $1.3 billion.

The other equity participants include affiliates of iStar Financial, Inc. (NYSE:SFI), Cerberus Capital Management, L.P. and Oaktree Capital Management, L.P.

LNR is the industry leading servicer and special servicer of commercial mortgage loans and CMBS and a diversified real estate, investment, finance and management company.

Vornado Realty Trust is a fully integrated equity real estate investment trust.

  Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vornado Realty Trust. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks associated with the transactions described above as described in the above-referenced prospectus supplement under “Risk Factors” and those described in Vornado Realty Trust’s Annual Report on Form 10-K for the year ended December 31, 2009, under Item 1.A, Risk Factors, copies of which may be obtained at the website of the Securities and Exchange Commission at www.sec.gov.